Exhibit 99.1
Workday Announces Fiscal 2019 First Quarter Financial Results

Total Revenues of $618.6 Million, Up 28.9% Year Over Year
Subscription Revenue of $522.1 Million, Up 30.6% Year Over Year
Subscription Revenue Backlog of $5.2 Billion, Up 31.1% Year Over Year

PLEASANTON, Calif., May 31, 2018 - Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2019 first quarter ended April 30, 2018.

Fiscal First Quarter Results

•	Total revenues were $618.6 million, an increase of 28.9% from the first quarter of fiscal 2018. Subscription revenues were $522.1 million, an increase of 30.6% from the same period last year.

•
Operating loss was $71.3 million, or negative 11.5% of revenues, compared to an operating loss of $60.2 million, or negative 12.5% of revenues, in the same period last year. Non-GAAP operating income for the first quarter was $80.8 million, or 13.1% of revenues, compared to a non-GAAP operating income of $61.0 million, or 12.7% of revenues, in the same period last year.[1]

•
Net loss per basic and diluted share was $0.35, compared to a net loss per basic and diluted share of $0.31 in the first quarter of fiscal 2018. Non-GAAP net income per diluted share was $0.33, compared to a non-GAAP net income per diluted share of $0.29 in the same period last year.[2]

•	Operating cash flows were $184.2 million and free cash flows were $135.4 million.[3]

•	Cash, cash equivalents, and marketable securities were $3.4 billion as of April 30, 2018. Unearned revenues were over $1.4 billion, a 17.9% increase from the same period last year.

Comments on the News
"We had a great first quarter driven by strong adoption and notable deployments of our finance and HR applications across customer sizes, geographies, and industries," said Aneel Bhusri, co-founder and CEO, Workday. "As we look toward the rest of FY19 and beyond, we expect continued momentum for our growing suite of products, as we stay relentlessly focused on innovation, customer satisfaction, and our commitment to culture as we further our position as a great place to work globally."

"We are very pleased with our first quarter results, delivering strong growth and record non-GAAP operating income and operating cash flow," said Robynne Sisco, co-president and chief financial officer, Workday. "Based on our strong first quarter results, we are raising our fiscal 2019 outlook and are now expecting subscription revenue of $2.275 to $2.290 billion, growth of 27% to 28%. We expect our second quarter subscription revenue to be between $557 and $559 million, growth of 28% to 29%. Our focus remains centered on investing in product innovation to drive strong, sustainable growth."

Recent Highlights

•
Workday announced that it has promoted Robynne Sisco and Chano Fernandez to co-presidents, expanding their current responsibilities as chief financial officer and global head of field operations, respectively. In addition, Workday appointed Phil Wilmington to vice chairman and Mark Peek to managing director and co-head of Workday Ventures.

•
Workday announced a $250 million Workday Ventures fund, which will be used to invest in emerging enterprise technology. In addition to Mark Peek, Workday executive Leighanne Levensaler was also named managing director and co-head of Workday Ventures.

•	Workday was ranked #2 on the list of the World’s Most Innovative Companies by Forbes.

•	Workday announced that it expanded its global operations, with new offices in Italy, South Africa, and Thailand.

•
Workday was positioned by Gartner, Inc. in the Leaders quadrant of the Magic Quadrant for Cloud Core Financial Management Suites for Midsize, Large, and Global Enterprises. Workday was acknowledged as a Leader for the second year in a row and achieved the furthest overall position for completeness of vision this year.[4]

•
As part of its latest feature release, Workday 30, Workday announced new data discovery capabilities within Workday Prism Analytics that enable customers to more quickly visualize data to understand their financials and people.

•	Workday announced a strategic partnership with Slack, which will allow customers to complete tasks more efficiently by engaging with Workday from within the Slack interface.

•
Demonstrating continued commitment to enhancing its compliance programs, Workday received approval from EU data protection authorities for global Binding Corporate Rules for Processors (BCRs) that focus on safeguarding customer data.

•
In the U.S., Workday was ranked #7 on the list of 100 Best Companies to Work For by Fortune and Great Place to Work Institute. Globally, Workday was named one of the best workplaces by Great Place to Work Institute, ranking #1 in the UK, #2 in Ireland, and #3 in Germany.

Earnings Call Details
Workday plans to host a conference call today to review its fiscal 2019 first quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast.

The webcast will be available live and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1 Non-GAAP operating income excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled "About Non-GAAP Financial Measures" in the accompanying financial tables for further details.

2 Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. See the section titled "About Non-GAAP Financial Measures" in the accompanying financial tables for further details.

3 Free cash flows are defined as operating cash flows minus capital expenditures (excluding owned real estate projects). See the section titled "About Non-GAAP Financial Measures" in the accompanying financial tables for further details.

4 Gartner, Magic Quadrant for Cloud Core Financial Management Suites for Midsize, Large, and Global Enterprises, 29 May 2018
Disclaimer - Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Workday
Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world’s largest companies, educational institutions, and government agencies. Organizations ranging from medium-sized businesses to Fortune 50 enterprises have selected Workday.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Workday's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures." A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as number of shares granted and market price that are not ascertainable.

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Workday's fiscal year 2019 subscription revenue projections and growth, products, and business model. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures, unauthorized access to our customers' data or disruptions in our data center operations; (ii) our ability to manage our growth effectively; (iii) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, and marketing initiatives by our competitors; (iv) the development of the market for enterprise cloud services; (v) acceptance of our applications and services by customers; (vi) adverse changes in general economic or market conditions; (vii) delays or reductions in information technology spending; and (viii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday's results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-K for the fiscal year ended January 31, 2018 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.
© 2018. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30, 2018	January 31, 2018
Assets
Current assets:
Cash and cash equivalents	$1,036,045	$1,134,355
Marketable securities	2,329,623	2,133,495
Trade and other receivables, net	354,209	528,208
Deferred costs	63,567	63,060
Prepaid expenses and other current assets	97,365	97,860
Total current assets	3,880,809	3,956,978
Property and equipment, net	611,293	546,609
Deferred costs, noncurrent	136,248	140,509
Acquisition-related intangible assets, net	29,146	34,234
Goodwill	159,398	159,376
Other assets	110,938	109,718
Total assets	$4,927,832	$4,947,424
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$30,249	$20,998
Accrued expenses and other current liabilities	112,977	121,879
Accrued compensation	163,383	148,247
Unearned revenue	1,319,794	1,426,241
Current portion of convertible senior notes, net	570,251	341,509
Total current liabilities	2,196,654	2,058,874
Convertible senior notes, net	939,242	1,149,845
Unearned revenue, noncurrent	95,270	110,906
Other liabilities	39,366	47,434
Total liabilities	3,270,532	3,367,059
Stockholders’ equity:
Common stock	215	211
Additional paid-in capital	3,489,690	3,354,423
Accumulated other comprehensive income (loss)	(30,766)	(46,413)
Accumulated deficit	(1,801,839)	(1,727,856)
Total stockholders’ equity	1,657,300	1,580,365
Total liabilities and stockholders’ equity	$4,927,832	$4,947,424

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2018	2017
Revenues:
Subscription services	$522,149	$399,736
Professional services	96,494	80,125
Total revenues	618,643	479,861
Costs and expenses (1):
Costs of subscription services	80,245	59,798
Costs of professional services	97,726	76,913
Product development	263,584	196,439
Sales and marketing	192,771	155,709
General and administrative	55,581	51,202
Total costs and expenses	689,907	540,061
Operating loss	(71,264)	(60,200)
Other income (expense), net	(3,848)	(1,663)
Loss before provision for (benefit from) income taxes	(75,112)	(61,863)
Provision for (benefit from) income taxes	(702)	2,181
Net loss	$(74,410)	$(64,044)
Net loss per share, basic and diluted	$(0.35)	$(0.31)
Weighted-average shares used to compute net loss per share, basic and diluted	213,055	203,818

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$7,877	$5,691
Costs of professional services	10,792	8,021
Product development	68,511	51,029
Sales and marketing	25,612	23,159
General and administrative	19,867	19,888

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2018	2017
Cash flows from operating activities
Net loss	$(74,410)	$(64,044)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	38,664	31,797
Share-based compensation expenses	132,659	107,788
Amortization of deferred costs	16,360	13,637
Amortization of debt discount and issuance costs	18,139	6,950
Other	(9,289)	4,258
Changes in operating assets and liabilities:
Trade and other receivables, net	168,702	111,815
Deferred costs	(12,606)	(11,381)
Prepaid expenses and other assets	8,488	(3,050)
Accounts payable	7,954	(565)
Accrued expenses and other liabilities	11,627	4,089
Unearned revenue	(122,055)	(21,272)
Net cash provided by (used in) operating activities	184,233	180,022
Cash flows from investing activities
Purchases of marketable securities	(908,126)	(613,251)
Maturities of marketable securities	686,676	441,870
Sales of marketable securities	27,359	9,074
Owned real estate projects	(39,233)	(29,539)
Capital expenditures, excluding owned real estate projects	(48,862)	(30,593)
Purchases of non-marketable equity and other investments	(2,400)	(450)
Net cash provided by (used in) investing activities	(284,586)	(222,889)
Cash flows from financing activities
Proceeds from issuance of common stock from employee equity plans	2,611	2,253
Other	(57)	(44)
Net cash provided by (used in) financing activities	2,554	2,209
Effect of exchange rate changes	(420)	(132)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(98,219)	(40,790)
Cash, cash equivalents, and restricted cash at the beginning of period	1,135,654	541,894
Cash, cash equivalents, and restricted cash at the end of period	$1,037,435	$501,104

	Three Months Ended April 30,
	2018	2017
Supplemental cash flow data
Cash paid for interest, net of amounts capitalized	$19	$—
Cash paid for income taxes	1,714	1,346
Non-cash investing and financing activities:
Vesting of early exercised stock options	$—	$282
Purchases of property and equipment, accrued but not paid	62,196	32,515
Non-cash additions to property and equipment	58	142

	April 30, 2018	April 30, 2017
Reconciliation of cash, cash equivalents, and restricted cash as shown in the statements of cash flows
Cash and cash equivalents	$1,036,045	$498,931
Restricted cash included in Other assets	1,390	2,173
Total cash, cash equivalents, and restricted cash	$1,037,435	$501,104

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended April 30, 2018
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$80,245	$(7,877)	$(4,452)	$—	$—	$67,916
Costs of professional services	97,726	(10,792)	(1,701)	—	—	85,233
Product development	263,584	(68,511)	(8,797)	—	—	186,276
Sales and marketing	192,771	(25,612)	(2,580)	—	—	164,579
General and administrative	55,581	(19,867)	(1,867)	—	—	33,847
Operating income (loss)	(71,264)	132,659	19,397	—	—	80,792
Operating margin	(11.5)%	21.4%	3.2%	—%	—%	13.1%
Other income (expense), net	(3,848)	—	—	18,139	—	14,291
Income (loss) before provision for (benefit from) income taxes	(75,112)	132,659	19,397	18,139	—	95,083
Provision for (benefit from) income taxes	(702)	—	—	—	16,866	16,164
Net income (loss)	$(74,410)	$132,659	$19,397	$18,139	$(16,866)	$78,919
Net income (loss) per share (1)	$(0.35)	$0.62	$0.09	$0.09	$(0.12)	$0.33

(1)
GAAP net loss per share is calculated based upon 213,055 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 236,027 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $14.3 million and amortization of acquisition-related intangible assets of $5.1 million.

(3)
We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. For fiscal 2019, we have determined the projected non-GAAP tax rate to be 17%.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended April 30, 2017
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$59,798	$(5,691)	$(546)	$—	$53,561
Costs of professional services	76,913	(8,021)	(906)	—	67,986
Product development	196,439	(51,029)	(8,962)	—	136,448
Sales and marketing	155,709	(23,159)	(1,674)	—	130,876
General and administrative	51,202	(19,888)	(1,318)	—	29,996
Operating income (loss)	(60,200)	107,788	13,406	—	60,994
Operating margin	(12.5)%	22.5%	2.7%	—%	12.7%
Other income (expense), net	(1,663)	—	—	6,950	5,287
Income (loss) before provision for (benefit from) income taxes	(61,863)	107,788	13,406	6,950	66,281
Provision for (benefit from) income taxes	2,181	—	—	—	2,181
Net income (loss)	$(64,044)	$107,788	$13,406	$6,950	$64,100
Net income (loss) per share (1)	$(0.31)	$0.53	$0.05	$0.02	$0.29

(1)
GAAP net loss per share is calculated based upon 203,818 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 222,065 diluted weighted-average shares of common stock.

(2)
Other operating expenses include total employer payroll tax-related items on employee stock transactions of $8.5 million and amortization of acquisition-related intangible assets of $4.9 million recorded as part of product development expenses.

Workday, Inc.
Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended April 30,		Trailing Twelve Months Ended April 30,
	2018	2017	2018	2017
Net cash provided by (used in) operating activities	$184,233	$180,022	$469,938	$367,831
Capital expenditures, excluding owned real estate projects	(48,862)	(30,593)	(159,805)	(116,928)
Free cash flows	$135,371	$149,429	$310,133	$250,903

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding Workday's results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP net income (loss) per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization of acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization of acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures (excluding owned real estate projects) as a reduction to cash flows.
Workday's management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday's financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday's ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday's business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday's operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash flows generated by normal recurring activities to make strategic acquisitions and investments, to fund ongoing operations, and to fund other capital expenditures.
Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday's operating performance due to the following factors:

•
Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeitures rates that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.

•
Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.

•
Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013 and September 2017. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of Workday's operational performance.

•
Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets and amortization of debt discount and issuance costs. The projected rate also assumes no new acquisition activity in the three-year period and considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2019, we have determined the projected non-GAAP tax rate to be 17%. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Additionally, we believe that the non-GAAP financial measure free cash flows is meaningful to investors because we review cash flows generated from or used in operations after deducting certain capital expenditures that are considered to be an ongoing operational component of our business. Capital expenditures deducted from cash flows from operations do not include purchases of land and buildings or construction costs of our new development center and of other owned buildings. We exclude these owned real estate projects as they are infrequent in nature. For the current fiscal year, these costs primarily represent the construction of our new development center, which is anticipated to be completed in fiscal 2020.
The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures has certain limitations as they do not reflect all items of income and expense that affect Workday's operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday's financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:
Michael Magaro
+1 (925) 379-6000
Michael.Magaro@Workday.com

Media Contact:
Jeff Shadid
+1 (405) 834-7777
Jeff.Shadid@Workday.com